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                                                                  EXHIBIT 15(B)

                        FIRST AMENDMENT TO LOAN AGREEMENT
                             AND CONSENT AND WAIVER

            THIS FIRST AMENDMENT TO LOAN AGREEMENT AND CONSENT AND WAIVER (this "Amendment"), dated as of March 8, 2002, is entered into by and among JAKKS Pacific, Inc., a Delaware corporation, Flying Colors Toys, Inc., a Michigan corporation, Road Champs, Inc., a Delaware corporation and Pentech International, Inc., a Delaware corporation (collectively, the "Borrowers"), each of the Lenders listed on the signature pages hereto and Bank of America, N.A. as Administrative Agent ("Agent") for itself and for the other Lenders.

                                    RECITALS

            A. Borrowers, Agent and Lenders are parties to that certain Loan Agreement, dated October 12, 2001 (the "Loan Agreement"), pursuant to which Lenders have extended certain credit facilities to Borrowers.

            B. Borrowers have requested that Agent and Lenders amend the Loan Agreement as set forth herein and Agent and Lenders are willing to do so on the terms and conditions hereinafter set forth.

            C. Borrowers have requested that Agent and Lenders consent to the acquisition by JAKKS Pacific, Inc. of Toymax International, Inc. ("Toymax") and its Subsidiaries (Toymax and such Subsidiaries, collectively, the "Toymax Companies"), such acquisition to be completed in two phases (such phases, "Phase I" and "Phase II" respectively), all on substantially the terms and conditions set forth in the Waiver Request Memo (the "Waiver Request Memo") dated February 11, 2002 from Banc of America Securities LLC to the Lenders (such acquisition and each of as Phase I and Phase II, collectively, the "Acquisition") and to grant certain waivers in connection therewith.

            D. Borrowers have advised Agent and Lenders that the Toymax Companies have the following credit facilities (1) a US $40 million credit facility extended under that certain Financing Agreement dated December 27, 2000 among Toymax, Inc., Go Fly A Kite, Inc.("GFK") and Funnoodle, Inc. ("Funnoodle, and together with Toymax, Inc. and GFK, the "Companies") and The CIT Group/Commercial Services, Inc. and Fleet Capital Corporation, as amended from time to time (the CIT Facility") and (2) a US $3.3 million credit facility extended by Hongkong and Shanghai Bank Corporation Limited to Toymax (H.K.) Limited, a subsidiary of Toymax (the "Hongkong Bank Facility" and, collectively with the CIT Facility, the "Facilities").


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            E. Borrowers have requested that Agent and Lenders permit the
Facilities, each of the liens granted by Toymax and its Affiliates thereunder (the "Liens") and each of the guaranties of Toymax and its Affiliates executed and delivered in connection with the Facilities, including, without limitation, that certain Guaranty of the Obligations of the Companies dated December 27, 2000, executed and delivered by Toymax to the lenders and agents under the CIT Facility (collectively, the "Guaranties") to continue for a period not to exceed 45 days following the closing date of Phase I of the Acquisition (the "Phase I Closing Date").

            NOW, THEREFORE, the parties hereby agree as follows:

            1. DEFINED TERMS. Any and all initially capitalized terms set forth without definition in this Amendment (including, without limitation, in the recitals hereto) shall have the respective meanings ascribed thereto in the Loan Agreement.

            2. SECTION 1.1 (DEFINED TERMS). Section 1.1 of the Loan Agreement is hereby amended by adding the following at the end of clause (j) of the definition of "Eligible Accounts": "provided that as to any accounts receivable due from an account debtor which is an Approved Customer, the limit expressed in this clause (j) shall be (i) 50%, with respect to the period from December 1 through and including March 31 in any Fiscal Year and (ii) 25%, with respect to the period from April 1 through and including November 30 in any Fiscal Year ;".

            3. SECTION 6.13 (QUICK RATIO). Section 6.13 of the Loan Agreement is hereby amended and restated in its entirety as follows:

            "Permit the Consolidated Quick Ratio as of the last day of any Fiscal Quarter to be less than 1.25:1.00, or permit the Borrowers Quick Ratio as of the last day of any Fiscal Quarter to be less than 1.00:1.00."

            4. SECTION 7.1 (FINANCIAL AND BUSINESS INFORMATION). Section 7.1 of the Loan Agreement is hereby amended by:

                  (a) deleting the words "calendar month" in the first sentence of paragraph 7.1(b) thereof and substituting therefore the words "Fiscal Quarter"; and

                  (b) deleting the word "and" at the end of paragraph 7.1(l), deleting the period at the end of paragraph 7.1(m) and substituting therefore "; and", and adding the following as new paragraph 7.1(n):

            "As soon as practicable, and in any event within 20 days after the end of each calendar month, (i) balance sheets of each Borrower at the end of such calendar month, and (ii) statements of income and cash flows of each Borrower for that calendar month. Such financial statements shall


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            be certified by a Senior Officer of the Borrowers as fairly presenting the financial condition, results of operations and changes in financial position of the Borrowers, and shall be prepared and presented in accordance with Generally Accepted Accounting Principles (other than any requirement for footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments."

            5. SECTION 7.2 (COMPLIANCE CERTIFICATES). Section 7.2 of the Loan Agreement is hereby amended by deleting the words "as soon as practical and in any event within 30 days after the end of each calendar month" and substituting therefor "concurrently with the delivery of the financial statements described in Sections 7.1(b),".

            6. CONSENT AND WAIVER. Subject to conditions set forth in Sections 7 and 9 hereof, each of Agent and the Lenders hereby:

                  (a) consent to the consummation of the Acquisition on substantially the terms and conditions set forth in the Waiver Request Memo;

                  (b) agree that the Acquisition shall be a Permitted Acquisition for the purposes of the Loan Agreement;

                  (c) waive and exempt the Acquisition from the requirements of Sections 5.11(a), 5.11(b), 5.11(e) and 5.11(f) of the Loan Agreement;

                  (d) waive the requirements of Sections 6.1(c), 6.8 and 6.9 of the Loan Agreement to permit the continuance of each of the Facilities, the Guaranties and the Liens for a period not to exceed 45 days following the Phase I Closing Date and to permit the repayment in full of each of the Facilities on or before such date provided that the principal amount of the loans outstanding under the CIT Facility shall not, at any time, exceed $18,000,000.; and

                  (e) extend the time for compliance with Section 5.13 and 5.14 of the Loan Agreement, with respect to Toymax Companies and any other Subsidiaries of Borrowers formed or acquired in connection with the Acquisition, in order to permit the Borrowers (i) to deliver the certificates contemplated by Section 5.13(a), (ii) to deliver the joinder documents contemplated by Section 5.13(b), (iii) to effect the pledges contemplated by Section 5.13(c) and (iv) to maintain the deposit accounts of any such formed or acquired Subsidiaries in accordance with Section 5.14, in each case, on or before the 45th day following the Phase I Closing Date.


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            The consent, waivers and exemptions set forth in this Section 6 are granted in connection with the Acquisition only and shall not constitute a consent to, waiver of or exemption from any term or condition of the Loan Agreement with respect to any other or future transaction or any future breach thereof.

            7. CONDITIONS TO CONSENT, WAIVERS AND EXEMPTIONS. Borrowers acknowledge and agree that the consent and each of the waivers and exemptions set forth in Section 6 of this Amendment are expressly conditioned upon Borrowers' satisfaction of each of the following conditions:

                  (a) Borrowers shall have delivered the certificate and documents contemplated by Section 5.11(f) to the Agent not later than two Business Days prior to the Phase 1 Closing Date;

                  (b) On or before the 45th day following the Phase I Closing Date Borrowers shall have (i) caused all of the obligations under the Facilities to repaid in full and each of the Facilities to be terminated and (ii) obtained full and final releases and discharges, in form and substances satisfactory to Agent, of each of the Guaranties and Liens;

                  (c) On or before the 45th day following the Phase I Closing Date Borrowers shall have (i) delivered the certificates contemplated by
      Section 5.13(a), (ii) delivered the joinder documents contemplated by
      Section 5.13(b), (iii) effected the pledges contemplated by Section 5.13(c) and (iv) caused each of the deposit accounts of any Domestic Subsidiaries formed or acquired in connection with the Acquisition to be maintained in accordance with Section 5.14; and

                  (d) Borrowers shall not permit the principal amount of the loans outstanding under the CIT Facility, at any time, to exceed $18,000,000.

In the event that Borrowers shall fail to comply with any of the conditions set forth in this Section 7 when required, such failure shall constitute an Event of Default under the Loan Agreement and the Loan Documents. Borrowers shall promptly provide Agent with such evidence of compliance with this Section 7 as Agent may reasonably request.

            8. COVENANTS. Notwithstanding anything to the contrary in the Loan Agreement, until such date as Borrowers have satisfied each of the conditions set forth in Section 7 of this Amendment, the Toymax Companies shall be deemed not to be consolidated Subsidiaries of the Borrowers, and the relevant financial information of the Toymax Companies shall be excluded from the Borrowers' consolidated financial information, for the purpose of calculating Leverage Ratio, Quick Ratio, Fixed Charge Coverage Ratio and Net Worth (and any components thereof) and in testing


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compliance under sections 6.12, 6.13, 6.14 and 6.15 of the Loan Agreement provided that for the first Fiscal Quarter following the delivery of joinder documents for the Toymax Companies in accordance with Section 5.13(b) of the Loan Agreement, Borrowers may include the Toymax consolidated fourth quarter results (together with any adjustments thereto required or permitted under the Loan Agreement) in calculating Leverage Ratio, Quick Ratio, Fixed Charge Coverage Ratio and Net Worth (and any components thereof) and in testing compliance under sections 6.12, 6.13, 6.14 and 6.15 of the Loan Agreement .

            9. CONDITIONS PRECEDENT. The effectiveness of this Amendment is subject to the prior satisfaction of each of the following conditions:

                  (a) Agent shall have received this Amendment, duly executed by each Borrower and each of the Requisite Lenders;

                  (b) Lender shall have received an acknowledgment, in the form attached hereto as Exhibit A, from each Guarantor;

                  (c) Borrowers shall have paid the waiver fee described in the Waiver Request Memo to each of the approving Lenders.

            10. REAFFIRMATION OF LOAN AGREEMENT; NO DEFAULT; NO DEFENSES; ETC. Each Borrower hereby reaffirms the Loan Agreement and its obligations to Agent and Lenders thereunder. Each Borrower represents and warrants that there are no outstanding Events of Default under the Loan Agreement. Each Borrower acknowledges that Agent and Lenders have fully complied with their respective obligations under the Loan Agreement and that such Borrower has no defenses to the validity, enforceability or binding effect of the Loan Agreement.

            11. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together, shall constitute but one and the same instrument.

            12. OTHERWISE NOT EFFECTED. In the event of any conflict or inconsistency between the Loan Agreement and the provisions of this Amendment, the provisions of this Amendment shall govern. Except to the extent set forth herein, the Loan Agreement shall remain unaltered and in full force and effect.


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            IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective duly authorized officers as of the date first above written.

                                    BORROWERS:


                                    JAKKS PACIFIC, INC.
                                    FLYING COLORS TOYS, INC.
                                    ROAD CHAMPS, INC. and
                                    PENTECH INTERNATIONAL INC.

                                    By: /s/ JOEL M. BENNETT
                                        -------------------------
                                            Joel Bennett

                                    Title:  Executive Vice President and
                                            Chief Financial Officer



                                    ADMINISTRATIVE AGENT:

                                    BANK OF AMERICA, N.A., as
                                    Administrative Agent



                                    By: /s/ KEN PURO
                                        -------------------------
                                            Ken Puro,
                                            Vice President

                                    LENDERS:

                                    BANK OF AMERICA, N.A., as
                                    Issuing Lender and as a Lender



                                    By: /s/ DAVID J. STASSEL
                                        -------------------------
                                            David J. Stassel,
                                            Vice President


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                                    UNITED CALIFORNIA BANK, as Lender



                                    By: /s/ DIRK PRICE
                                            Dirk Price

                                    Title: Vice President


                                    BNP PARIBAS, as Issuing Lender and
                                    as Lender



                                    By: /s/ GERRY ARTEAGA
                                            Gerry Arteaga
                                    Title:



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                                    EXHIBIT A

                          ACKNOWLEDGMENT OF GUARANTORS

            In order to induce Agent and Lenders to execute the First Amendment to Loan Agreement and Consent and Waiver of even date herewith (the "Amendment") amending the Loan Agreement dated October 12, 2001, among JAKKS Pacific, Inc., a Delaware corporation, Flying Colors Toys, Inc., a Michigan corporation, Road Champs, Inc., a Delaware corporation and Pentech International, Inc., a Delaware corporation, as Borrowers, Agent and each of the Lenders party thereto, and granting certain consents and waivers, as set forth therein, each of the undersigned hereby represents, warrants and agrees that the undersigned has reviewed and approved the Amendment and that nothing contained therein shall diminish, alter, amend or otherwise affect the undersigned's obligations to Agent, for the benefit of Lenders, under the Guaranty dated October 12, 2001 (the "Guaranty") made by each of the undersigned in favor of Agent for the benefit of the Lenders. Each of the undersigned further confirms that the Guaranty shall continue in full force and effect and agrees that it shall continue to be liable under such Guaranty in accordance with the terms thereof. Each of the undersigned further confirms that it has no defense, counterclaim or offset right whatsoever with respect to its obligations under the Guaranty.

            Dated this ________ day of March, 2002.

                              "Guarantors"

                                    JAKKS ACQUISITION CORP.
                                    J-X ENTERPRISES, INC.
                                    BERK CORPORATION
                                    PENTECH COSMETICS, INC.
                                    SAWDUST PENCIL CO.
                                    PENTECH-MON AMI, INC.
                                    JP FERRERO PARKWAY, INC.

                                    By: /s/ JOEL M. BENNETT
                                            Joel M. Bennett

                                    Title: Exec. V.P./C.F.O.


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